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                            SAF T LOK INCORPORATED
                                                                    Exhibit 01.1




Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C., 20549

March 6, 2002

Dear Sir/Madam,

         We have read the five paragraphs of Item 4 included in the Form 8-KA dated March 6, 2002, of Saf T Lok Incorporated to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

                                               Very truly yours,

                                               /s/ Goldberg Wagner & Jacobs LLP

Copy to: John F. Hornbostel, Jr.